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                                                        Exhibit 10.02
                                                        -------------


                              ICON HOLDINGS CORP.
                                PROMISSORY NOTE

$1,200,000                                              New York, New York
                                                        as of August 20, 1996

     FOR VALUE RECEIVED, ICON HOLDINGS CORP., a Delaware Corporation (the "Company"), hereby promises to pay to the order of WARRENTON CAPITAL PARTNERS L.L.C. or its assigns (the "Lender") the principal sum of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) plus 12.5% interest per annum, from the date principal is advanced hereunder until paid in full, computed on the basis of a 360 day year consisting of twelve months of thirty days each. The principal sum hereunder shall be paid, together with accrued interest thereon, in 36 equal successive monthly installments commencing October 16, 1996 and in full by October 31, 1999.

     This Promissory Note may be prepaid, in whole or in part, without penalty or premium and without the Lender's consent. Any partial prepayments on this Promissory Note shall be applied to installments of principal in reverse order of their maturity.

     The obligations of the Company on this Promissory Note exist in pari passu with the promissory note, dated as of the date hereof, between the Company and Summit Asset Holding L.L.C., as and to the extent described in the ICON Holdings Corp. Shareholders Agreement dated as of the date hereof (the "Shareholders Agreement"). Any amounts received hereon by Lender not consistent with the Shareholders Agreement as it relates to this Promissory Note shall be received in trust by the Lender and promptly paid by the Lender to Summit Asset Holding L.L.C. In the event the Company enters into insolvency, bankruptcy or liquidation, the obligations of the Company on this Promissory Note are senior to the obligations of the Company on the promissory note dated as of the date hereof between the Company and Summit Asset Holding L.L.C. and the promissory note dated as of the date hereof between the Company and Warrenton Capital Partners L.L.C. in the amount of $233,000.

     This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.

                                        ICON Holdings Corp.

                                        By: /s/ Beaufort J.B. Clarke
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                                                Beaufort J.B. Clarke, President